

<ARTICLE>                     5
<LEGEND>
Swift Energy Income Partners 1987-B, Ltd., was in the process of liquidation as of March 31, 2000 and as such is governed by liquidation basis accounting.  This schedule contains summary financial information extracted from Swift Energy
Income Partners 1987-B, Ltd's statement of net assets in process of liquidation and statement of operations contained in its Form 10-Q for the quarter ended
March 31, 2000 and is qualified in its entirety by reference to such financial statement.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-END>                                   MAR-31-2000
<CASH>                                         4,500
<SECURITIES>                                   0
<RECEIVABLES>                                  260,348
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               295,321
<PP&E>                                         3,184,132
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 3,480,136
<CURRENT-LIABILITIES>                          32,709
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   0
<SALES>                                        154,768
<TOTAL-REVENUES>                               157,224
<CGS>                                          0
<TOTAL-COSTS>                                  86,681<F1>
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                1,223,734
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            1,223,734
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   1,223,734
<EPS-BASIC>                                    0
<EPS-DILUTED>                                  0

<F1>Includes  lease  operating  expenses,  production  taxes  and  depreciation, depletion and amortization expense. Excludes general and administrative and interest expense.


